Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-259815) pertaining to the Sema4 Holdings Corp. 2021 Equity Incentive Plan, Sema4 Holdings Corp. 2021 Employee Stock Purchase Plan, the outstanding stock options under the Mount Sinai Genomics, Inc. d/b/a Sema4 2017 Equity Incentive Plan and Sema4 Holdings Corp. Earn-out RSU Awards
(2)Registration Statement (Form S-8 No. 333-260481) pertaining to the Sema4 Holdings Corp. Earn-out RSU Awards, and
(3)Registration Statement (Form S-8 No. 333-262338) pertaining to the Sema4 Holdings Corp. 2021 Equity Incentive Plan and Sema4 Holdings Corp. 2021 Employee Stock Purchase Plan
of our report dated March 14, 2022, with respect to the consolidated financial statements of Sema4 Holdings Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP
New York, New York
March 14, 2022